EXHIBIT 10.42

TRADE CREDIT FACILITY AGREEMENT

This Trade Credit Facility Agreement (this “Agreement”) is entered into as of April 25, 2008, between Elixir Gaming Technologies, Inc., a Nevada corporation formerly known as VendingData Corporation (the “Borrower”), and Elixir International Limited, a Macau company (the “Lender”) which is a wholly-owned subsidiary of Elixir Group Limited (“Elixir”).

R E C I T A L S

WHEREAS, the Borrower and Elixir have entered into that certain Securities Purchase and Product Participation Agreement dated June 12, 2007, as amended by the certain Securities Amendment and Exchange Agreement dated October 21, 2007 (the “Participation Agreement”), pursuant to which, among other things, the Lender has in the past provided trade credits to the Borrower pursuant to Section 5.2 of Participation Agreement.

WHEREAS, the Lender and Borrower now wish to enter into this loan agreement for purposes of providing for a formal structure pursuant to which Lender may, from time to time at its option, provide trade credits to the Borrower, subject to the terms and conditions hereof.

A G R E E M E N T

NOW THEREFORE, for and in consideration of the trade credits, loans and/or advances to be made or extended by the Lender to the Borrower hereunder, the mutual covenants, promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

1.             Definitions.

The following terms when used in this Agreement will have the following meanings both in the singular and plural forms thereof, except where the context requires otherwise:

“Advance” means the Lender’s transfer of unrestricted, unsecured title and complete ownership of electronic gaming machines (“EGMs”) to Borrower pursuant to Article V of the Participation Agreement against Borrower’s promise to pay for some or all of the purchase price of the EGMs through its issuance of a Note hereunder.  The exact dollar amount of each Advance, if made by the Lender, shall be agreed to in writing by the parties at the time of such Advance, however it is expected that each Advance shall be calculated based on the costs of the machine to the Lender, exclusive of any mark-up or margin on the cost of the EGMs supplied by a party not Affiliated with the Lender and/or Elixir (for the avoidance of doubt, such mark-up or margin to be paid separately by the Borrower to the Lender and shall not form part of the Advance).

“Agreement” means this Trade Credit Facility  Agreement, as originally executed and as may be amended, modified, supplemented, or restated from time to time by written agreement between the Borrower and the Lender.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States and public holiday in Hong Kong.

“Cause” means any Change of Control and/or Event of Default.

“Change of Control” means the occurrence, after the date hereof and except as specifically provided for in this Agreement, of any of the following circumstances: (i) any person or two or more persons acting in concert (other than the Lender or its affiliates) acquire beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower representing 50% or more (on a fully-diluted basis) of the combined voting power of all securities of the Borrower (other than securities owned by Elixir or its affiliates) entitled to vote in the election of directors; or (ii) the sale of substantially all of the assets of the Borrower; or (iii) any sale of securities of the Borrower by Elixir or its affiliates or any issuance of new securities by the Borrower resulting in the combined voting power of all securities of the Borrower (on a fully-diluted basis) owned by Elixir or its affiliates falls below 30%.

“Event of Default” means any event of default described in Section 4 hereof.

“Loan” means, at any date, the aggregate principal amount of all Advances made by the Lender to the Borrower pursuant to Section 2 hereof and not repaid.

“Note” means the promissory note(s) substantially in the form attached hereto as Exhibit A made by the Borrower payable to the order of the Lender, together with all extensions, renewals, modifications, substitutions and changes in form thereof effected by written agreement between the Borrower and the Lender.

“Maturity” of the Note means the earlier of (a) the date on which the Note becomes due and payable upon or after the occurrence of an Event of Default; or (b) the maturity date set forth in the Note.

“Term” means the period over which the Product Participation Agreement is in force.

2.             The Loan.

2.1           Loan Advances.  From time to time, as the Borrower may request and the Lender may agree in its sole discretion, the Lender may make Advances to the Borrower during the Term of this Agreement. Each Advance, if made, shall be evidenced by, and be payable in accordance with, the terms of a Note executed by the Borrower and issued to the Lender.

2.1.1        Restructuring of Current Trade Credits.  The parties acknowledge and agree that as of the date of this Agreement, the Lender has advanced to the Borrower certain trade credits in respect to the acquisition of gaming machines, casino management systems and accessories (the “Existing Trade Credits”), all of which is unsecured, outstanding and payable upon demand of the Lender in accordance with the payment terms specified in the Product Participation Agreement.  The Lender agrees that no interest has accrued to-date on the Existing Trade Credits. The parties agree that out of the Existing Trade Credits, a sum of $15,000,000 (the “Initial Advance”), shall be extinguished and satisfied through the Borrower’s immediate issuance of a Note, to be dated as of the date of this Agreement, in the principal amount of the Initial Advance.

2.2           Payments and Interest on the Note.  The Borrower agrees to repay the principal amount of all Advances, plus accrued interest thereon, in 24 equal monthly installments or as otherwise agreed to by the parties and as set forth in the Note.  Interest on the unpaid principal balance of each Note will accrue from the date of each Advance (save in the case of Initial Advance where interest will accrue from the date of the Note as set forth in Section 2.1.1 above) at a rate equal to eight percent (8%) per annum.  Interest will be calculated on the basis of 365 days in a year.

2.3           Manner of Borrowing .  The Borrower may give the Lender written or telephonic notice of each requested Advance at such time as the Borrower receives and accepts a quote from the Lender for the purchase of an electronic gaming machine which the Borrower intends to accept and raise a purchase order in respect to.

2.4           Payments.  Notwithstanding any provision of this Agreement and/or the Note to the contrary (but save and except for the Initial Advance and the Note related thereto), the Lender reserves the right, by written notice, to demand immediate payment without Cause by the  Borrower of all outstanding sums under all Notes or any of the Notes provided that the Lender agrees that it will not exercise such right unless it has a genuine financial need to do so.   Upon receipt of such written notice by the Lender,  the Borrower shall make all payments of principal and accrued interest on each relevant Note in immediately available funds to the Lender at such address or to such account as Lender may specify from time to time. For the avoidance of doubt, the Lender agrees that it will not make any demand for immediate payment of any outstanding sums under the Initial Advance and the Note related thereto save if there is either (i) an Event of Default; or (ii) Change of Control (subject to any waiver by the Lender in its sole and absolute discretion).

2.5           Voluntary Prepayments.  The Borrower may prepay the principal and accrued interest on each Note, in whole or in part.  All amounts prepaid will be applied first to accrued and unpaid interest and then to unpaid principal.  The parties agree that there shall be no penalty or charges for any prepayment made by the Borrower.

2.6           Mandatory Prepayments.  All unpaid principal and accrued interest will become immediately due and payable upon a Change of Control, unless waived by the Lender in its sole and absolute discretion.

3.             Conditions of Lending.

3.1           Conditions Precedent to all Loans and Advances.  The obligation of the Lender to make an Advance hereunder is subject to the absolute discretion of Lender and if the Lender agrees to make such Advance, the making of the same will be subject to the satisfaction of each of the following, unless waived in writing by the Lender:

(a)                                  no Event of Default will have occurred and be continuing;

(b)                                 no litigation, arbitration or governmental investigation or proceeding will be pending, or, to the knowledge of the Borrower, threatened, against the Borrower or affecting the business or operations of the Borrower which was not previously disclosed to the Lender which, if determined adversely to the Borrower, would have a material adverse effect on the operation or financial condition of the Borrower;

(c)                                  no Event of Default will result from the making of any such Advance; and

(d)                                 the Borrower shall not have entered into any agreement, and a third party shall not have publicly announced its intention to pursue a transaction, that may give rise to a Change in Control.

4.             Events of Default and Remedies.

4.1           Events of Default.  The term “Event of Default” will mean any of the following events:

(a)                                  The Borrower defaults in the payment when due of any principal or interest on the Note; or

(b)                                 The Borrower becomes insolvent or generally fails to pay or admit in writing its inability to pay its debts as they become due; or the Borrower applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for itself or any of its property, or makes a general assignment for the benefit of its creditors; or a trustee, receiver or other custodian will otherwise be appointed for the Borrower or any of its assets and not be discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding will be commenced by or against the Borrower and be consented to or acquiesced in by the Borrower or remain undismissed for thirty (30) days; or the Borrower will take any corporate action to authorize, or in furtherance of, any of the foregoing; or

(c)                                  Any judgments, writs, warrants of attachment, executions or similar process (not undisputedly covered by insurance) in an aggregate amount in excess of $100,000 will be issued or levied against the Borrower or any of its assets and will not be released, vacated or fully bonded prior to any sale and in any event within thirty (30) days after its issue or levy; or

(d)                                 the condition set out in Section 3.1 (b) could no longer be fulfilled at any time before the maturity of the Notes or any of them.

4.2           Remedies.  If an Event of Default described in Section 4.1 occurs, the full unpaid balance of the Notes and all other obligations of the Borrower to the Lender will automatically be due and payable without declaration, notice, presentment, protest or demand of any kind (all of which are hereby expressly waived) and any obligation of the Lender hereunder will automatically terminate without any liability to the Borrower.  Upon any Event of Default, the Lender will be entitled to exercise any and all rights and remedies available at law or in equity for the collection of the Note and all other obligations of the Borrower to the Lender.

5.             Miscellaneous.

5.1           Waivers, Amendments.  The provisions of this Agreement and each Note may from time to time be amended, modified, or waived, if such amendment, modification or waiver is in writing and signed by the Lender.  No failure or delay on the part of the Lender or the holder of the Note(s) in exercising any power or right under such documents will operate as a waiver thereof, nor will any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Borrower in any case will entitle it to any notice or demand in similar or other circumstances.

5.2           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section 5.2 prior to 3:00 p.m. (Las Vegas time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 3:00 p.m. (Las Vegas time) on any Business Day, (c) the  5th Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	Elixir Gaming Technologies, Inc.
6650 Via Austi Parkway, Suite 170
Las Vegas, NV 89119
Facsimile: (702) 733-7197
Attn: David R. Reberger,
Chief Financial Officer,

If to Elixir:	Elixir International Limited
19/F., Zhu Kuan Building,
Avenida Xian Xing Hai, Macau
Facsimile: (853) 2875 5165
Attn.: Danny Liu, Regional Finance Officer

or such other address as may be designated in writing hereafter, in the same manner, by such person.

5.3           Severability.  Any provision of this Agreement or any Note executed pursuant hereto which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such portion or unenforceability without invalidating the remaining provisions of this Agreement or such Note or affecting the validity or enforceability of such provisions in any other jurisdiction.

5.4           Governing Law; Venue.  This Agreement will be deemed to be a contract made under and governed by the laws of the State of Nevada.  The Borrower and Lender hereby consent to the personal jurisdiction of the state and federal courts located in the State of Nevada in connection with any controversy related to this Agreement, waive any argument that venue in such forums is not convenient and agrees that any litigation in connection herewith will be venued the state or federal courts located in Nevada.

5.5           Successors and Assigns.  This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer its rights hereunder without the prior written consent of the Lender.

5.6           Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

“Borrower”

ELIXIR GAMING TECHNOLOGIES, INC.,
a Nevada corporation

By:	/s/David R. Reberger
David R. Reberger
Chief Financial Officer

“Lender”

ELIXIR INTERNATIONAL LIMITED,
a Macau company

By:	/s/ Daniel Liu
Danny Liu
Regional Finance Officer

 EXHIBIT A
to Trade Credit Facility Agreement

FORM OF LOAN NOTE

$	, 2008
Las Vegas, Nevada

FOR VALUE RECEIVED, the undersigned Elixir Gaming Technologies, Inc., a Nevada corporation (the “Borrower”), promises to pay to the order of Elixir International Limited, a Macau company (the “Lender”), the principal sum of                     Dollars ($                    ), together with interest thereon, in the manner and upon the terms and conditions set forth herein.  All Advances and all payments of principal will be recorded by the Lender in its records which records will be presumed accurate unless such presumption is rebutted by contrary evidence.

This Note shall bear interest on the unpaid principal amount at the rate of eight percent (8%) per annum.  The unpaid principal amount and accrued and unpaid interest thereon shall be paid in 24 equal monthly installments of $             , commencing on               1, 2008 the 1st day of the month immediately following the date of the Note and continuing on the 1st day of each of the next 23 months thereafter, with a final payment due on              , 2010 at which time all principal and interest then unpaid shall be due and payable.

All payments of principal and interest under this Note will be made in lawful money of the United States of America in immediately available funds at such place as may be designated by the Lender to the Borrower in writing.

This Note is referred to in, and evidences indebtedness incurred under, the Trade Credit Facility Agreement dated as of April              , 2008 and made effective as at the same date (referred to herein, as it may be amended, modified, supplemented or replaced from time to time, as the “Trade Credit Agreement”) between the Borrower and the Lender.  The terms and conditions under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable are set forth in the Trade Credit Agreement, the terms and conditions of which are incorporated herein by reference.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

This Note is made under and governed by the internal laws of the State of Nevada, as provided for in the Trade Credit Agreement.

ELIXIR GAMING TECHNOLOGIES, INC.,
a Nevada corporation

By:
David R. Reberger
Chief Financial Officer